Amendment No. 1

Dated

October 30, 2019

SCHEDULE A

To the
Distribution Agreement

between

Segall Bryant & Hamill Trust
and

Ultimus Fund Distributors, LLC
Dated May 3, 2019

Fund Portfolio(s)

Segall Bryant & Hamill Micro Cap Fund

Segall Bryant & Hamill Small Cap Value Dividend Fund
Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund
Segall Bryant & Hamill Global Large Cap Fund

Segall Bryant & Hamill Workplace Equality Fund
Segall Bryant & Hamill Short Term Plus Fund
Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund
Segall Bryant & Hamill Municipal Opportunities Fund
Segall Bryant & Hamill Colorado Tax Free Fund

The parties duly executed this first amendment to Schedule A as of December 9, 2019.

	Segall Bryant & Hamill Trust On behalf of all Funds listed on Schedule A to the Distribution Agreement		Ultimus Fund Distributors, LLC

By:	/s/ Philip L. Hildebrandt	By:	/s/ Kevin Guerette
Name:	Philip L. Hildebrandt	Name:	Kevin Guerette
Title:	President	Title:	President